                                                                   EXHIBIT 11.1

                              ACCELGRAPHICS, INC.

               COMPUTATION OF PRO FORMA NET LOSS PER SHARE (1)(2)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Year Ended
                                                                    December 31,
                                                                        1996
                                                                    ------------
Net loss                                                              $(932)
                                                                      ======

Pro forma weighted average shares outstanding:
  Common Stock ..................................................      1,134
  Common Stock issuable upon exercise of options granted
    through February 7, 1996 (3) ................................        -
  Common Stock issuable upon exercise of options and warrants
    granted after February 7, 1996 (4) ..........................        629
  Mandatorily Redeemable Convertible Preferred Stock (5) ........      4,509
                                                                      ------

Pro forma weighted average shares outstanding ...................      6,272
                                                                      ======

Pro forma net loss per share ....................................     $(0.15)
                                                                      ======

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(1)  This exhibit should be read in conjunction with Note 1 of Notes to
     Consolidated Financial Statements.

(2) Share and per share data adjusted to reflect the 1-for-2 reverse stock split. See Note 1 of Notes to Consolidated Financial Statements.

(3) Stock options granted through to February 7, 1996 are excluded as their effect is anti-dilutive.

(4) Stock options granted after to February 7, 1996 (using the treasury stock method and an assumed initial offering price of $11 per share) have been included for all periods presented.

(5) Mandatorily redeemable convertible preferred stock (using the if converted method) is included for all periods presented, as it converts automatically upon consummation of the offering.